UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offerings

On June 28, 2023, Nasdaq, Inc. (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of 5.650% senior notes due 2025 (the “2025 Senior Notes”), $1,000,000,000 aggregate principal amount of 5.350% senior notes due 2028 (the “2028 Senior Notes”), $1,250,000,000 aggregate principal amount of 5.550% senior notes due 2034 (the “2034 Senior Notes”), $750,000,000 aggregate principal amount of 5.950% senior notes due 2053 (the “2053 Senior Notes”) and $750,000,000 aggregate principal amount of 6.100% senior notes due 2063 (the “2063 Senior Notes,” and together with the 2025 Senior Notes, 2028 Senior Notes, 2034 Senior Notes and 2053 Senior Notes, the “USD Senior Notes”) and a public offering of €750,000,000 aggregate principal amount of 4.500% senior notes due 2032 (the “Euro Senior Notes,” and together with the USD Senior Notes, the “Senior Notes”). Each of the offerings of the Senior Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-255666) filed with the U.S. Securities and Exchange Commission on April 30, 2021.

As previously announced, on June 10, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Nasdaq, Argus Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Argus Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, Adenza Holdings, Inc., a Delaware corporation (“Adenza”), and Adenza Parent, LP, a Delaware limited partnership (“Seller”), pursuant to which Nasdaq will acquire 100% of the stock of Adenza from Seller (the “Acquisition”). The Company expects to use the net proceeds from the offerings, together with cash on hand and proceeds of other debt, to fund the cash consideration payable by the Company in connection with the Acquisition, to repay certain outstanding indebtedness of Adenza and its subsidiaries and to pay related expenses in connection with the Acquisition, and for general corporate purposes.

The Senior Notes were issued under the Indenture, dated June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented by (i) with respect to the 2025 Senior Notes, the Fourteenth Supplemental Indenture (the “Fourteenth Supplemental Indenture”), dated June 28, 2023, by and between the Company and Computershare Trust Company, N.A., as trustee, as successor to Wells Fargo Bank, National Association (the “Trustee”), (ii) with respect to the 2028 Senior Notes, the Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”), dated June 28, 2023, by and between the Company and the Trustee, (iii) with respect to the 2034 Senior Notes, the Sixteenth Supplemental Indenture (the “Sixteenth Supplemental Indenture”), dated June 28, 2023, by and between the Company and the Trustee, (iv) with respect to the 2053 Senior Notes, the Seventeenth Supplemental Indenture (the “Seventeenth Supplemental Indenture”), dated June 28, 2023, by and between the Company and the Trustee, (v) with respect to the 2063 Senior Notes, the Eighteenth Supplemental Indenture (the “Eighteenth Supplemental Indenture”), dated June 28, 2023, by and between the Company and the Trustee, and (vi) with respect to the Euro Senior Notes, the Nineteenth Supplemental Indenture (the “Nineteenth Supplemental Indenture”, and together with the Fourteenth Supplemental Indenture, Fifteenth Supplemental Indenture, Sixteenth Supplemental Indenture, Seventeenth Supplemental Indenture and Eighteenth Supplemental Indenture, the “Supplemental Indentures”), dated June 28, 2023, by and between the Company and the Trustee. Each Supplemental Indenture includes the form of Senior Notes of the applicable series.

The 2025 Senior Notes will pay interest semiannually at a rate of 5.650% per annum and will mature on June 28, 2025. The 2028 Senior Notes will pay interest semiannually at a rate of 5.350% per annum and will mature on June 28, 2028. The 2034 Senior Notes will pay interest semiannually at a rate of 5.550% per annum and will mature on February 15, 2034. The 2053 Senior Notes will pay interest semiannually at a rate of 5.950% per annum and will mature on August 15, 2053. The 2063 Senior Notes will pay interest semiannually at a rate of 6.100% per annum and will mature on June 28, 2063. The Euro Senior Notes will pay interest annually at a rate of 4.500% per annum and will mature on February 15, 2032.

If (x) the Acquisition is not consummated on or before the later of (i) the date that is five (5) business days after September 10, 2024, or (ii) the date that is five (5) business days after any later date to which the Company and Seller may agree to extend the “Outside Date” in the Merger Agreement, or (y) the Company notifies the Trustee that the Company will not pursue the Acquisition, the Company will be required to redeem the Senior Notes of each series at a redemption price equal to 101% of the aggregate principal amount of the Senior Notes of such series, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date (as defined in the Supplemental Indenture applicable to such series).

Each of the Supplemental Indentures is filed as an exhibit to this Form 8-K and is incorporated herein by reference. The descriptions of the Supplemental Indentures described herein are qualified in their entirety by reference thereto. In addition, in connection with the offerings of the Senior Notes, the Company is filing a legal opinion regarding the validity of the USD Senior Notes, filed herewith as Exhibit 5.1 to this Current Report on Form 8-K, and a legal opinion regarding the validity of the Euro Senior Notes, filed herewith as Exhibit 5.2 to this Current Report on Form 8-K.

Term Loan

On June 28, 2023, the Company entered into a Term Loan Credit Agreement with the lenders named therein, Bank of America, N.A., as administrative agent, and the other parties from time to time party thereto (the “Acquisition Term Loan Agreement”).

The Acquisition Term Loan Agreement provides the Company with the ability to borrow up to $600 million on an unsecured basis to finance a portion of the cash consideration for the Acquisition, for repayment of certain debt of Adenza and its subsidiaries and to pay fees, costs and expenses related thereto.

The availability of the loans under the Acquisition Term Loan Agreement, which have not yet been funded, is subject to the satisfaction (or waiver) of certain conditions set forth therein (including that the Closing Date (as defined below) has occurred on or prior to the earliest of (A) the date of the termination of the Merger Agreement by the Company in writing in accordance with its terms, (B) the date that is five (5) business days after the “Outside Date” (as defined in the Merger Agreement as in effect on June 10, 2023) and as it may be extended pursuant to the Merger Agreement as in effect on June 10, 2023, (C) the date of consummation of the Acquisition after giving effect to the funding of the loans on the Closing Date and (D) the date, if any, that the Company elects to terminate the commitments under the Acquisition Term Loan Agreement). The date on which such conditions are satisfied (or waived in accordance with the Acquisition Term Loan Agreement) in connection with the consummation of the Acquisition is the “Closing Date”. The loans under the Acquisition Term Loan Agreement are to be made in a single borrowing on the Closing Date and will mature and be payable in full on the third anniversary of the Closing Date.

Borrowings under the Acquisition Term Loan Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the adjusted Term SOFR rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. The Company will also pay to the lenders under the Acquisition Term Loan Agreement certain customary fees.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Acquisition Term Loan Agreement are permissible without penalty (other than customary Term SOFR loan breakage), subject to certain conditions pertaining to minimum notice and minimum prepayment and reduction amounts as described in the Acquisition Term Loan Agreement.

The Acquisition Term Loan Agreement contains representations and warranties, affirmative and negative covenants, and events of default customary for unsecured financings of this type, as more fully set forth in the Acquisition Term Loan Agreement.

The foregoing description of the Acquisition Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Term Loan Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01.	Other Events.

Bridge Termination

In connection with the entry into the Acquisition Term Loan Agreement and consummation of the Senior Notes offerings, the Company terminated all commitments obtained from Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and certain other financial institutions for a 364-day senior unsecured bridge term loan facility obtained in connection with the Acquisition, as previously described in the Company’s Current Report on Form 8-K filed on June 12, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of June 7, 2013, between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee - incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 10, 2013.

4.2	Fourteenth Supplemental Indenture, dated as of June 28, 2023, by and between Nasdaq, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.

4.3	Fifteenth Supplemental Indenture, dated as of June 28, 2023, by and between Nasdaq, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.

4.4	Sixteenth Supplemental Indenture, dated as of June 28, 2023, by and between Nasdaq, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.

4.5	Seventeenth Supplemental Indenture, dated as of June 28, 2023, by and between Nasdaq, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.

4.6	Eighteenth Supplemental Indenture, dated as of June 28, 2023, by and between Nasdaq, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.

4.7	Nineteenth Supplemental Indenture, dated as of June 28, 2023, by and between Nasdaq, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee and HSBC Bank USA, National Association, as paying agent, registrar and transfer agent.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz.

10.1	Term Loan Credit Agreement, dated as of June 28, 2023, among Nasdaq, Inc., the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent.

23.1	Consent of Wachtell, Lipton, Rosen & Katz - included as part of Exhibit 5.1 hereto.

23.2	Consent of Wachtell, Lipton, Rosen & Katz - included as part of Exhibit 5.2 hereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2023	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer